UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011

WMS INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8300	36-2814522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Northpoint Blvd., Waukegan, Illinois	60085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 785-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders for WMS Industries Inc. (the “Company”) was held on December 8, 2011. The following matters set forth in our Proxy Statement dated October 14, 2011, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, were voted upon with the results indicated below.

(1)	The nominees listed below were elected directors until the 2012 Annual Meeting or until their respective successors are elected and qualify, except that in accordance with our By-laws such service will terminate immediately if any gaming regulatory authority communicates its determination that such individual is not suitable for being licensed or is not licensable by such authority, with the respective votes set forth opposite their names:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Robert J. Bahash	46,889,362	738,765	3,058,512
Brian R. Gamache	46,708,435	919,692	3,058,512
Patricia Nazemetz	46,918,623	709,504	3,058,512
Louis J. Nicastro	45,093,402	2,534,725	3,058,512
Neil D. Nicastro	46,633,270	994,857	3,058,512
Edward W. Rabin, Jr.	46,883,584	744,543	3,058,512
Ira S. Sheinfeld	47,202,761	425,366	3,058,512
Bobby L. Siller	47,351,664	276,463	3,058,512
William J. Vareschi, Jr.	47,302,620	325,507	3,058,512
Keith R. Wyche	47,364,219	263,908	3,058,512

(2)	The stockholders approved the appointment of Ernst & Young as independent registered public accountants for fiscal year 2012. The voting results are set forth below.

For	Against	Abstain
50,208,573	387,405	90,661

(3)	The voting results on a non-binding advisory vote to approve the compensation of the Company’s named executive officers disclosed in the Company’s 2011 proxy statement are set forth below:

For	Against	Abstain	Broker Non-Vote
46,035,606	1,406,713	185,808	3,058,512

(4)	The voting results on a non-binding advisory vote on the frequency of the advisory vote on executive compensation are set forth below:

1 Year	2 Years	3 Years	Abstain
42,170,863	96,239	5,255,271	105,754

In light of this recommendation by our stockholders, the Board has decided that it will include an advisory stockholder vote on executive compensation in its proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMS INDUSTRIES INC.

Date: December 12, 2011

/s/ Kathleen J. McJohn
Kathleen J. McJohn
Vice President, General Counsel and Secretary